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Filed pursuant to Rule 424(b)(3)
Registration File No. 333-222543

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to completion, dated            , 2019

Preliminary Prospectus Supplement
(To Prospectus dated February 2, 2018)

            Shares

Common Stock

We are offering                shares of our common stock. Our common stock is traded on the Nasdaq Capital Market under the symbol "EGAN." On March 12, 2019, the last reported sale price of shares of our common stock on the Nasdaq Capital Market was $12.44 per share.

The offering is being underwritten on a firm commitment basis.

	No Exercise of Over- Allotment		Full Exercise of Over- Allotment
	Per Share	Total	Per Share	Total
Public offering price	$	$	$	$
Underwriting discounts and commissions(1)	$	$	$	$
Proceeds to us, before expenses	$	$	$	$
(1)
In addition, we have agreed to reimburse the underwriters for certain expenses. See "Underwriting" on page S-16 of this prospectus supplement for additional information.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional                shares of our common stock at the public offering price less the underwriting discounts and commissions.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to the purchasers on or about                        , 2019.

The date of this prospectus supplement is                        , 2019

Sole Book-Running Manager

Roth Capital Partners

Co-Managers

Craig-Hallum Capital Group	The Benchmark Company

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under "Where You Can Find More Information" in this prospectus supplement and in the accompanying prospectus before investing in our common stock.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our business and the industry and markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management's estimates, as well as from industry publications, surveys and studies conducted by third parties. Our management's estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "eGain," "company," "we," "us" and "our" refer to eGain Corporation and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors," and the financial statements and accompanying notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our fiscal year begins on July 1 and ends on June 30 of each year. For example, fiscal year 2018 refers to the period from July 1, 2017 to June 30, 2018.

Our Company

eGain Corporation is an innovative software-as-a service, or SaaS, provider of customer engagement solutions in a digital world. Our Business-to-Consumer, or B2C, customers quickly operationalize their engagement strategies using our feature-rich, comprehensive and open platform to optimize the experiences of their agents, businesses, and customers. Connected artificial intelligence, or AI, knowledge and analytics capabilities automate self-service across touch points and augment a digital-first, omnichannel agent desktop to reduce service cost, increase upsell, and improve business agility. Hundreds of customers around the world, primarily in financial services, telecommunications, retail, government, healthcare and utilities, rely on eGain to provide a unified customer engagement hub.

In fiscal year 2017, we completed our transition from a hybrid model where we sold both SaaS and perpetual license solutions to a SaaS only business model, or SaaS Transition. Today we only sell SaaS to new clients and are actively migrating our remaining perpetual license clients to SaaS.

We have operations in the United States, the United Kingdom and India.

We believe that our go-forward SaaS business model affords us recurring revenue visibility and more predictability. Our SaaS clients adopt our product innovation much faster than in the perpetual license model and enjoy better service levels. We believe our SaaS clients enjoy up to 50% faster time to value from their eGain investment as opposed to those using our perpetual license solutions.

Customers

We serve a worldwide customer base across a wide variety of industry sectors, including healthcare, retail, telecommunications, financial services, insurance, outsourced services, technology, utilities, government, manufacturing and consumer electronics. Large B2C enterprises, which we define as enterprises with over $500 million in annual revenue, make up a significant part of our product sales. For fiscal year 2018, domestic and international revenue accounted for 52% and 48% of total revenue, respectively, compared to 49% and 51%, and 50% and 50%, for fiscal years 2017 and 2016, respectively.

Our largest customer, Cisco Systems, Inc., accounted for 16% of total revenue in fiscal year 2018 and 13% of total revenue in fiscal year 2017. Two customers accounted for 14% and 10%, respectively, of total revenue in fiscal year 2016.

Sources of Revenues

Our revenue is comprised of two categories, subscription and professional services. Subscription includes SaaS revenue and legacy support revenue. SaaS includes revenue from cloud delivery arrangements, term licenses and embedded OEM royalties and associated support. Legacy support is revenue associated with support contracts on perpetual license arrangements that we no longer sell. Professional services include consulting, implementation and training.

Growth Strategy

We intend to scale our business by migrating legacy on-premise customers to our cloud platform, or the eGain Cloud, land enterprise logos with a limited footprint in one business unit and then actively expand in those enterprises, develop new partner relationships, enter the mid-market, maintain platform innovation leadership, and selectively pursue acquisitions.

Corporate Information

We were incorporated in Delaware in September 1997. Our principal executive offices are located at 1252 Borregas Avenue, Sunnyvale, California 94089, and our telephone number is (408) 636-4500. Our website address is www.egain.com. We do not incorporate the information on, or accessible through, our website into this prospectus supplement and the accompanying prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus supplement and the accompanying prospectus.

 THE OFFERING

Common stock offered by us	shares
Common stock to be outstanding immediately after the offering	shares
Option to purchase additional shares
The underwriters have an option to purchase up to an additional shares of common stock from us. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.
Use of proceeds
We estimate that the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional shares in full).

We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so. See "Use of Proceeds."
Risk factors
See "Risk Factors" beginning on S-5 of this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018 for a discussion of factors you should consider carefully before deciding to invest in our common stock.
Nasdaq Capital Market symbol	"EGAN"

The number of shares of common stock to be outstanding immediately after this offering is based on 27,883,090 shares outstanding as of December 31, 2018, and excludes:

  •
  3,134,905 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2018 under our equity incentive plans, with a weighted-average exercise price of $3.41 per share; and

  •
  479,004 shares of common stock available for future issuance under our equity compensation plans.

Except as otherwise indicated, all information in this prospectus supplement assumes the following:

  •
  no exercise of the outstanding options described above; and

  •
  no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in our subsequent filings with the SEC and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Purchasers of our common stock in this offering will experience immediate dilution in the net tangible book value of the common stock purchased in this offering because the price per share of common stock in this offering is substantially higher than the net tangible book value per share of our common stock outstanding immediately after this offering. If you purchase shares of common stock in this offering, you would suffer immediate and substantial dilution of $            per share with respect to the net tangible book value of the common stock. See "Dilution" in this prospectus supplement for a detailed discussion of the dilution you will incur if you purchase shares in this offering.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled "Use of Proceeds" in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If we raise additional capital in the future, your ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common shareholder, which could impair the value of our common stock.

We have never paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. In addition, our credit agreement restricts our ability to pay cash dividends on our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

Insiders will exercise significant control over our company and will be able to influence corporate matters.

As of December 31, 2018, directors, executive officers, 5% or greater stockholders and their affiliates beneficially owned, in the aggregate, 56.4% of our outstanding common stock and, upon the closing of this offering, that same group will hold approximately        % of our outstanding stock. Therefore, even after this offering, these stockholders will have the ability to influence us through this ownership position. For example, these stockholders will be able to exercise significant influence over all matters submitted to our stockholders for approval, including the election of directors and approval of significant corporate transactions, such as a merger or sale of our company or its assets. This concentration of ownership may have the effect of delaying or preventing a third party from acquiring control of our company and could adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. As of December 31, 2018, we had outstanding 27,883,090 shares of our common stock, options to purchase 3,134,905 shares of our common stock (of which 1,739,977 were exercisable as of that date) and up to 479,004 shares of our common stock available for future issuance under our equity compensation plans. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

We, along with our directors and executive officers, have agreed that for a period of 90 days after the date of this prospectus, subject to specified exceptions, we or they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock. These lock-up agreements affect approximately 9,971,358 shares of our common stock as of December 31, 2018. Sales of stock by any of our directors and executive officers could have a material adverse effect on the trading price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial plans or performance. All statements other than statements of fact, including statements identified by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "plan," "intend," "expect" and similar expressions are forward-looking statements, and include but are not limited to the following:

  •
  our belief that our SaaS only business model affords recurring revenue visibility, more predictability and 50% faster time to value to SaaS clients;

  •
  our beliefs and expectations regarding the ways in which our customers use our products;

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  our belief that SaaS revenue better reflects business momentum;

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  the effect of changes in macroeconomic factors beyond our control;

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  our ability to predict subscription renewals;

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  our lengthy sales cycles and the difficulty in predicting timing of sales or delays;

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  competition in the markets in which we do business and our competitive advantages;

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  our expectations regarding the composition of our customers, including any assumptions regarding the mix of new cloud and license business, and the effect of a loss of a significant customer;

  •
  our beliefs regarding our prospects for our business;

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  the adequacy of our capital resources and our ability to raise additional financing and the effect of failing to obtain adequate funding;

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  the effect of our failure to comply with our obligations under our Credit Agreement;

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  the development and expansion of our strategic and third party distribution arrangements and relationships with systems integrators;

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  legal liability or the effect of negative publicity for the services provided to consumers through our technology platforms;

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  our ability to compete;

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  the operational integrity and maintenance of our systems;

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  the effect of unauthorized access to a customer's data or our data or our IT systems and cybersecurity attacks;

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  the uncertainty of demand for our products;

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  our beliefs regarding the attributes and anticipated customer benefits of our products;

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  our ability to increase the profitability of our subscription services;

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  our ability to hire additional personnel and retain key personnel;

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  our ability to expand and improve our sales performance and marketing activities;

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  our ability to manage our expenditures and estimate future expenses, revenue, and operational requirements;

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  the effect of changes to management judgments and estimates;

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  the impact of any modification to our pricing practices in the future;

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  our beliefs regarding our international operations;

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  our ability to timely adapt and comply with changing European regulatory and political environments;

  •
  uncertainty relating to the implementation and effect of Brexit;

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  the effect of recent changes in U.S. tax legislation;

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  our inability to successfully detect weaknesses or errors in our internal controls;

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  our ability to take adequate precautions against claims or lawsuits made by third parties, including alleged infringement of proprietary rights;

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  the potential impact of foreign currency exchange rate fluctuations;

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  the impact of accounting pronouncements and our critical accounting policies, judgments, estimates, models and assumptions on our financial results; and

  •
  our expectations with respect to revenue, cost of revenue, expenses and other financial metrics.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial requirements. These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following: our ability to manage our business plans, strategies and outlooks and any business-related forecasts or projections; our ability to effectively implement and improve our current products; our ability to innovate and respond to rapid technological change and competitive challenges; our ability to successfully transition to a SaaS only business model; customer acceptance of our existing and future products; the impact of new legislation or regulations, or of judicial decisions, on our business; legal and regulatory uncertainties and other risks related to protection of our intellectual property assets; our ability to compete against third parties; the success of our partnerships; our ability to obtain capital when needed; the economic environment; our history of operating losses; our ability to manage future growth; the market price of our common stock; and foreign currency exchange rate fluctuations. You should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus supplement and the accompanying prospectus, many of these risks, uncertainties and assumptions under the heading "Risk Factors." Additional cautionary statements or discussions of risks, uncertainties and assumptions that could affect our results or the achievement of the expectations described in forward-looking statements are also contained in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, or any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date on which it was made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

 USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $             million (or approximately $             million if the underwriters exercise their option to purchase additional shares in full).

We currently intend to use the net proceeds of this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so. Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

 DILUTION

If you purchase shares of our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing the number of shares of common stock outstanding as of December 31, 2018, into our total tangible assets less total liabilities.

Our historical net tangible book value as of December 31, 2018, was approximately ($15.0) million, or ($0.54) per share, based on 27,883,090 shares of our common stock outstanding as of that date.

After giving effect to the sale of                shares of common stock by us, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2018, would have been $             million, or $            per share. This represents an immediate increase in net tangible book value of $            per share to existing stockholders and immediate dilution of $            per share to investors in this offering, as illustrated by the following table:

Public offering price per share			$
Net tangible book value per share as of December 31, 2018		($0.54)
Increase in net tangible book value per share attributable to investors participating in this offering	$

As adjusted net tangible book value per share after giving effect to this offering			$

Dilution per share to investors in this offering			$

If the underwriters exercise in full their option to purchase            additional shares from us, the as adjusted net tangible book value per share after this offering would be $             per share, the increase in net tangible book value per share to existing stockholders would be $            per share and the dilution to new investors purchasing shares in this offering would be $            per share.

The number of shares of common stock to be outstanding immediately after this offering is based on 27,883,090 shares outstanding as of December 31, 2018, and excludes:

  •
  3,134,905 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2018 under our equity incentive plans, with a weighted-average exercise price of $3.41 per share; and

  •
  479,004 shares of common stock available for future issuance under our equity compensation plans.

To the extent that outstanding options are exercised or other shares are issued pursuant to the foregoing, investors purchasing shares of our common stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. All prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. In general, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if (1) a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all of the trust's substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement and the accompanying prospectus.

We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder's individual circumstances, nor does it address any estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code, holders subject to the alternative minimum tax or the Medicare contribution tax, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

Distributions on Our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder's investment, up to such holder's adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in "Gain on Sale, Exchange or Other Disposition of Our Common Stock." Any such distribution will also be subject to the discussion below under the heading "FATCA Withholding."

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder's country of residence or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder's conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder's sale, exchange or other disposition of shares of our common stock unless:

  •
  the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in "Distributions on Our Common Stock" also may apply;

  •
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

  •
  our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder's holding period, if shorter) a "U.S. real property holding corporation." Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded, as defined by applicable Treasury Regulations, on an established securities market, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of distributions on our common stock paid to such holder, whether or not such distribution is a dividend for U.S. federal income tax purposes, and the tax withheld, if any, with respect to such distributions. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or successor form) or W-8ECI, or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in "Distributions on Our Common Stock," generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder's U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Code, U.S. Treasury Regulations and other applicable guidance, commonly referred to as "FATCA", generally impose a U.S. federal withholding tax of 30% on dividends on stock in a U.S. corporation paid to (i) a "foreign financial institution" (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules and (ii) a non-financial foreign entity (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity, or otherwise qualifies for an exemption from these rules. Treasury regulations proposed in December 2018 (and upon which taxpayers and withholding agents are entitled to rely) eliminate possible FATCA withholding on the gross proceeds from any sale or other disposition of shares of stock of a U.S. corporation, previously scheduled to apply beginning January 1, 2019. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

We will not pay additional amounts or "gross up" payments to holders as a result of any withholding or deduction for taxes imposed under FATCA. Investors are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

We have entered into an underwriting agreement with the several underwriters listed in the table below. Roth Capital Partners, LLC is the representative of the underwriters. We refer to the several underwriters listed in the table below as the "underwriters." Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, shares of our common stock. Our common stock trades on the Nasdaq Capital Market under the symbol "EGAN."

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of shares of common stock set forth opposite its name below:

Underwriters	Number of Shares
Roth Capital Partners, LLC
Craig-Hallum Capital Group LLC
The Benchmark Company, LLC
Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock if any such shares are taken. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters' over-allotment option described below.

Over-Allotment Option

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of         additional shares of common stock to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus supplement and the accompanying prospectus. If the underwriters exercise this option, the underwriters will be obligated, subject to certain conditions, to purchase the additional shares for which the option has been exercised.

Discounts, Commissions and Expenses

The underwriters propose to offer to the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $        per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriters' commissions and discounts will be      % of the gross proceeds of this offering, or $        per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement.

We have also agreed to reimburse Roth Capital Partners, LLC at closing for certain out-of-pocket expenses, including legal expenses incurred by it in connection with the offering, of up to a maximum of $100,000.

The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock we have granted to the underwriters):

	Per Share		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We and our officers and directors and have agreed, subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of Roth Capital Partners, LLC. Roth Capital Partners, LLC may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, release all or any portion of the securities subject to lock-up agreements.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacities as underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

  •
  Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

Selling Restrictions

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission's Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

  •
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

  •
  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares offered hereby are "securities."

United Kingdom

This prospectus supplement and the accompanying prospectus are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the "FSMA") by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying prospectus are directed at, and this prospectus supplement and the accompanying prospectus are only being distributed to, (1) persons who receive this prospectus supplement and the accompanying prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as "Relevant Persons"). This prospectus supplement and the accompanying prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

The underwriters have represented, warranted and agreed that:

            (a)   the underwriters have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

            (b)   the underwriters have complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California. Certain legal matters in connection with this offering will be passed upon for the underwriters by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

EXPERTS

The consolidated financial statements and related financial statement schedule of eGain Corporation as of June 30, 2018 and 2017 and for each of the three years in the period ended June 30, 2018, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended June 30, 2018, have been so incorporated in reliance on the reports of BPM LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC's web site is not part of this prospectus supplement or the accompanying prospectus, and any references to this web site or any other web site are inactive textual references only.

The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended June 30, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2018 and December 31, 2018;

  •
  our Current Reports on Form 8-K filed with the SEC on September 6, 2018 (to the extent filed under Item 5.02) and November 30, 2018; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed on October 11, 2011, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that are made after the initial filing date of the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus supplement and the termination of any offering of securities offered by this prospectus supplement and the accompanying prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus supplement and the accompanying prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089, telephone (408) 636-4500. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may obtain a free copy of these reports on the Investor Relations section of our website, www.egain.com.

PROSPECTUS

$40,000,000

eGAIN CORPORATION

Common Stock

        We may, from time to time, offer and sell our common stock in one or more offerings. The aggregate initial offering price of all shares of common stock sold under this prospectus will not exceed $40,000,000.

        This prospectus describes the general terms of our common stock and the general manner in which the common stock will be offered. We will provide the specific terms of the common stock being offered in supplements to this prospectus. The prospectus supplements will also describe the manner in which the common stock will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.

        We may offer and sell the shares of common stock described in this prospectus and any prospectus supplement directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any of our common stock, we will set forth their names and describe their compensation in the applicable prospectus supplement.

        Our common stock is listed on The NASDAQ Capital Market under the symbol "EGAN." On January 11, 2018, the last reported sale price of our common stock on The NASDAQ Capital Market was $5.85 per share.

        Investing in our securities involves risks. See the section entitled "Risk Factors" included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2018

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell shares of common stock in one or more offerings up to a maximum aggregate offering price of $40,000,000.

        This prospectus provides you with a general description of our common stock. Each time we sell shares of common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," before making your investment decision.

        Unless the context otherwise requires, references in this prospectus to "eGain," "we," "us" and "our" refer to eGain Corporation and its subsidiaries.

RISK FACTORS

        Investing in our common stock involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in our common stock. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the heading "Risk Factors" included in or incorporated by reference into the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing in or incorporated by reference into this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.

EGAIN CORPORATION

        eGain Corporation is a leading provider of cloud-based customer engagement software. We help business-to-consumer (B2C) brands operationalize digital customer engagement strategy. Our suite includes rich applications for digital interaction, knowledge management, and artificial intelligence (AI)-based process guidance. We also provide advanced, integrated analytics for contact centers and digital properties to holistically measure, manage, and optimize resources. We believe the benefits of our solution include reduced customer effort, customer satisfaction, connected service processes, converted upsell opportunities, and improved compliance—across mobile, social, web, and phone. Hundreds of global enterprises rely on eGain to transform fragmented customer service systems into unified Customer Engagement Hubs.

        We have operations in the United States, United Kingdom and India.

        We were incorporated in Delaware in September 1997. Our principal executive offices are located at 1252 Borregas Avenue, Sunnyvale, California 94089, and our telephone number is (408) 636-4500. Our website address is www.egain.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

 FORWARD-LOOKING STATEMENTS

        When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "may," "could," "intends," and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading "Risk Factors." Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

        These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

        Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the shares of common stock offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock, and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

DESCRIPTION OF COMMON STOCK

        This section describes the general terms and provisions of the shares of our common stock, par value $.001 per share. This description is only a summary and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus. Our restated certificate of incorporation and our bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our restated certificate of incorporation and our bylaws for additional information before you buy any of our common stock. See "Where You Can Find More Information."

        We are authorized to issue 50 million shares of common stock. As of December 31, 2017, there were 27,257,970 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered, when issued, will be fully paid and nonassessable.

Certain Provisions of Delaware Law and of the Charter and Bylaws

        The provisions of Delaware law, our restated certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

        Delaware Law.    We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware regulating corporate takeovers. In general, those provisions prohibit a publicly-held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or after the date the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

        Charter and Bylaws.    Our restated certificate of incorporation and bylaws provide that:

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  no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

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  stockholders may not call special meetings of the stockholders or fill vacancies on the board;

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  our board of directors is authorized to issue preferred stock without stockholder approval; and

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  we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Transfer Agent

        The transfer agent and registrar for our common stock is Computershare, Inc.

PLAN OF DISTRIBUTION

        We may sell the shares of common stock offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of the shares and the proceeds to us from the sale;

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  any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

        Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the shares of common stock offered in the prospectus supplement.

        The distribution of the common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The shares may be sold through an at the market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        In connection with the sale of the shares, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the shares to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the offering of the shares, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the distribution of the shares may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the distribution of the shares may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

        Our common stock is currently listed on The NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of shares, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the shares, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the shares by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

        The consolidated financial statements and related financial statement schedule of eGain Corporation as of June 30, 2017 and 2016 and for each of the three years in the period ended June 30, 2017, incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended June 30, 2017, have been so incorporated in reliance on the reports of BPM LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. The information on the SEC's website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

        The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

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  our Annual Report on Form 10-K for the year ended June 30, 2017, as amended by Amendment No. 1 to our Annual Report on Form 10-K filed with the SEC on January 12, 2018;

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  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017;

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  our Current Reports on Form 8-K filed on August 17, 2017, September 6, 2017, September 25, 2017 (as amended by our Current Report on Form 8-K/A filed on September 27, 2017) and November 27, 2017; and

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  the description of our common stock contained in our Registration Statement on Form 8-A filed on October 11, 2011, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of the offering of our common stock under this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

        You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089, telephone (408) 636-4500. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

                Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Roth Capital Partners

Co-Managers

Craig-Hallum Capital Group	The Benchmark Company

                        , 2019